UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  March 4, 2010
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Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696
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Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 4, 2010, Conn’s, Inc. (the “Company”), entered a “Second Amendment to Loan and Security Agreement”, with Bank of America, N.A., a national banking association, individually as a “Lender”, and as the administrative agent for the Lenders party to the Loan and Security Agreement, effective February 26, 2010, amending and modifying its Loan and Security Agreement dated as of August 14, 2008, as amended by the “First Amendment to Loan and Security Agreement” effective January 30, 2010, by

(i)	replacing the “Leverage Ratio” covenant with the “Maximum Total Liabilities to Tangible Net Worth Ratio” covenant, including necessary calculation definitions and requirements,

(ii)	modifying the existing “Fixed Charges” definition,

(iii)	modifying the existing “Fixed Charges Coverage Ratio” calculation,

(iv)	modifying the existing “Applicable Margin” definition and margins based upon the Fixed Charge Coverage Ratio,

(v)	modifying the definition of “Dominion Trigger Period”,

(vi)	modifying the existing “Unused Line Fee Percentage” definition,

(vii)	modifying the existing “Collateral Report” definition and requirements,

(viii)	modifying the “Minimum Fixed Charge Coverage Ratio” requirements, and

(ix)	providing for an additional “Availability Reserve” calculation and implementation.

Also, on March 5, 2010, Conn Funding II, L.P., a qualified special purpose entity of the Company, entered an “Amendment No. 4 to Second Amended and Restated Note Purchase Agreement”, effective February 26, 2010, with Three Pillars Funding LLC, JPMorgan Chase Bank, N.A., Park Avenue Receivables Company, LLC and SunTrust Robinson Humphrey, Inc., amending and modifying the Second Amended and Restated Note Purchase Agreement dated August 14, 2008, as amended, supplemented and modified from time to time ("Note Purchase Agreement"), by (i) moving the calculation date for certain covenants from February 28, 2010 to March 31, 2010, and, where applicable, providing that applicable covenant calculations shall be for the trailing twelve month period ending March 31, 2010, (ii) changing the date of calculation from March 12, 2010 to April 12, 2010, and (iii) agreeing to modify and amend the Note Purchase Agreement and certain other of the transaction documents, including without limitation, the Series Supplement, (as defined in the Base Indenture) for the 2002-A Notes, and enter into certain letter agreements on or before March 12, 2010, to provide for, among other requirements

(i)	the addition to and modification of the financial covenants,

(ii)	the payment to or the agreement to pay certain structuring and other fees.

(iii)	a reduction in each of the commitment and the tenor of the Notes and an increase in the interest rate applicable to the Notes, and

(iv)	certain other modifications to the Series Supplement and the Note Purchase Agreement.

The Amendment No. 4 to Second Amended and Restated Note Purchase Agreement also provides that, in the event the Restructuring Amendments are not executed effective on or before March 12, 2010, such failure will constitute a “Series 2002-A Payout Event” as defined in the Series Supplement.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Exhibit Title
10.1	Second Amendment to Loan and Security Agreement

10.2	Amendment No. 4 to Second Amended and Restated Note Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: March 5, 2010	By:	/s/ Michael J. Poppe
	Name:	Michael J. Poppe
	Title:	Chief Financial Officer